Exhibit 99.1

NEWS RELEASE

Contact at Core Capital:	Contact at MathStar, Inc.:

Lana Williams	Douglas M. Pihl
Core Capital Group	MathStar, Inc.
Tel: 719.598.4680	Tel: 503.726.5500
lwilliams@corecapital.net	doug.pihl@mathstar.com

FOR IMMEDIATE RELEASE

CORE CAPITAL GROUP’S ESG SIGNS AGREEMENT WITH MATHSTAR™

M&A firm to complete strategic analysis on MathStar’s IP

COLORADO SPRINGS, Colorado – September 9th, 2008 – Core Capital Group, through its Electronics and Semiconductor Group (ESG), has signed an agreement with MathStar, Inc. (NASDAQ: MATH) to complete a strategic analysis of MathStar’s technology and intellectual property (IP).  Core Capital Group’s ESG, a specialty investment banking practice focused on middle market electronics and semiconductor companies will perform an in-depth IP analysis for MathStar, a fabless semiconductor company specializing in high-performance programmable logic.

MathStar offers best-in-class, high-performance programmable logic solutions for a variety of industries.  MathStar’s Arrix family of field programmable object arrays (FPOA) is a second generation of FPOAs that offers high performance and reprogrammability meeting a wide variety of application needs.

FPOA Interconnect

The agreement engages ESG’s core technology resources to comprehensively evaluate the MathStar FPOA products and technology. The ESG team will review the maturity of MathStar’s technology and its competitive position in order to evaluate a range of strategic options and marketing strategies. “Our evaluation of MathStar’s technology will employ the deepest and broadest range of ESG’s intellectual brainpower,” said Mr. Loren Lancaster, managing director of Core Capital’s Electronics and Semiconductor Group. .”We are confident that working with MathStar’s executives and partners to complete our analysis will quickly result in a clear understanding and position.” The strategic analysis project is expected to start immediately and be completed within a few weeks.

Commenting on the project with Core Capital’s ESG, Mr. Doug Pihl, chairman and CEO of MathStar, explains, “We have been evaluating several strategic options and interviewing various investment banking teams. Core Capital’s ESG is rare in that they have depth in both strategic technology expertise and global investment banking resources to help us navigate through our current challenges. We are looking forward to setting a new direction for our FPOA technology and MathStar.”

Core Capital Group

Core Capital Group’s Electronics and Semiconductor Group focuses exclusively on providing a range of M&A services to middle market electronics and semiconductor companies.  Core Capital is a member company of the International Network of M&A Partners (IMAP), a global partnership of 60 leading merger & acquisition advisory firms located in over 40 countries worldwide.  For more information, go to www.ESGibank.com.

MathStar, Inc.

MathStar, Inc. (NASDAQ: MATH) is a fabless semiconductor company specializing in high-performance programmable logic.  MathStar’s field programmable object arrays (FPOA) can process arithmetic and logic operations at clock rates of 1-gigahertz, which is up to four times faster than even the most advanced FPGA architectures in many applications.  For more information, go to www.mathstar.com.

Forward-Looking Statements

Statements in this press release, other than historical information, may be “forward-looking” in nature within the meaning of Section 21E the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and assumptions.  These statements are based on management’s current expectations, estimates and projections about MathStar and its industry and include, but are not limited to, those set forth in the section of MathStar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008 under the heading “Risk Factors.” MathStar undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.